                                                                  Exhibit 4(b)



                             Hewlett-Packard Company

                                     Issuer,

                                       and

                     Chase Trust Company of California, N.A.

                                     Trustee

                     Liquid Yield Option-TM- Notes due 2017
                          (Zero Coupon - Subordinated)

                             -----------------------

                             SUPPLEMENTAL INDENTURE

                           Dated as of March 16, 2000

                                       To

                                    INDENTURE

                          Dated as of October 14, 1997

                             -----------------------


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         SUPPLEMENTAL INDENTURE, dated as of March 16, 2000, between
Hewlett-Packard Company, a California corporation ("COMPANY"), and Chase Trust Company of California, N.A., as trustee (the "TRUSTEE").

         WHEREAS, the Company and the Trustee have heretofore entered into that certain Indenture, dated as of October 14, 1997 (the "INDENTURE"), providing for the issuance of the Company's Liquid Yield Option-TM- Notes due 2017 (Zero Coupon - Subordinated);

         WHEREAS, the two-year period after which Securityholders who are not affiliated with the Company and have not been affiliated with the Company for a period of three months may resell the Securities only in reliance on Rule 144(k) under the Securities Act ("Rule 144(k)") has elapsed (provided that two years has elapsed since the securities were acquired from the Company or an affiliate of the Company) and the Company and the Trustee desire to amend the Indenture in order to permit Securityholders who hold Securities in restricted form, and who are not affiliates of the Company and have not been affiliates of the Company for a period of at least three months and otherwise meet the requirements of Rule 144(k), to exchange such Securities for Securities in unrestricted form;

         WHEREAS, the Company and the Trustee desire to further amend the Indenture in order to permit Securityholders who are not affiliates of the Company and have not been affiliates of the Company for a period of at least three months and otherwise meet the requirements of Rule 144(k), to obtain upon conversion of the Securities shares of Common Stock which do not bear restrictive legends; and

         WHEREAS, Section 9.01(4) of the Indenture provides that the Company and the Trustee may amend the Indenture without the consent of any Securityholder in order to make any change that does not materially adversely affect the rights of any Securityholder.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield Option-TM- Notes due 2017 (Zero Coupon - Subordinated):


                                   ARTICLE I.
                                  DEFINITIONS

         Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


                                  ARTICLE II.
                                  SECURITIES

         SECTION 2.01. AMENDMENT TO SECTION 2.11(f). Section 2.11(f) of the Indenture is hereby amended by adding the following paragraph (iv) immediately after paragraph (iii):



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                  (iv) Upon the expiration of two years after the original date of issuance of the Securities, and upon delivery by the Company to the Trustee of a letter of instruction in form and substance reasonably satisfactory to the Trustee and the Company and a memorandum from Counsel to the Company in form and substance reasonably satisfactory to the Company:

                           (A) in the case of a Transfer Restricted Security that is a Certificated Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth in paragraph (i) above and is identified by the CUSIP number for an unrestricted Security and shall rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-6 hereto; and

                           (B) in the case of a Transfer Restricted Security represented by a global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a global Security that does not bear the legend set forth in paragraph (i) above and is identified by the CUSIP number for an unrestricted Security and shall rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-7 hereto.

         SECTION 2.02. AMENDMENT TO SECTION 2.06. Section 2.06 of the Indenture is hereby amended by adding the following paragraph (e) immediately after paragraph (d):

                  (c) If shares of Common Stock are issued upon the conversion of Securities, or if a request is made to remove the Legend on shares of Common Stock, the Common Stock so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence as may be reasonably required by the Company and the Registrar, which may include a certification from the Securityholder substantially in the form of Exhibit B-8 hereto, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Common Stock is not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of effectiveness of a registration statement with respect to the Common Stock, the Trustee, at the direction of the Company, shall authenticate and deliver Common Stock that does not bear the Legend. If a Legend is removed from the face of the Common Stock and the Common Stock is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

                                 ARTICLE III.
                                MISCELLANEOUS

         SECTION 3.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the provision required by the TIA shall control.

         SECTION 3.02. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.03. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 3.04. SUCCESSORS. All agreements of the Company in this Supplemental Indenture shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

         SECTION 3.05. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 3.06. AMENDMENT OF INDENTURE. Except as expressly supplemented by this Supplemental Indenture, the Indenture, the Securities and the charge and obligation created thereby are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Securities issued thereunder shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.


                                       HEWLETT-PACKARD COMPANY


                                       By:   /s/ Charles N. Charnas
                                          ------------------------------------
                                       Title:    Charles N. Charnas
                                                 Assistant Secretary



                                       CHASE TRUST COMPANY OF CALIFORNIA, N.A.


                                       By:   /s/ Cecil A. Bobey
                                          ------------------------------------
                                       Title:    Asistant Vice President

                                   EXHIBIT B-6

    CERTIFICATE FOR EXCHANGE OF CERTIFICATED SECURITIES IN RESTRICTED FORM
              FOR CERTIFICATE SECURITIES IN UNRESTRICTED FORM




Chase Trust Company of California, N.A.
101 California Street, Suite 2725
San Francisco, California 94111

         Re: $1,800,000,000 LIQUID YIELD OPTION-TM- NOTES DUE 2017 (ZERO COUPON -- SUBORDINATED) OF HEWLETT-PACKARD COMPANY ("LYONS-TM-")

         Reference is hereby made to the Indenture, dated as of October 14, 1997, as amended (the "Indenture"), between Hewlett-Packard Company (the "Company") and Chase Trust Company of California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $______________ principal amount of Securities which are evidenced by one or more Certificated Securities (CUSIP No. _____________) held in the name of _______________________________ (the
"Holder"). The Holder hereby requests that the Securities be exchanged for Certificated Securities under CUSIP No. 428236AC7 bearing no restrictive legends prohibiting their sale or other disposition absent registration under the Securities Act of 1933, as amended, or a valid exemption thereunder, for the Holder's own account, without transfer.

         In connection with this request, the Holder hereby certifies that either (i) it is the sole beneficial owner of such Securities or (ii) it is acting on behalf of all of the beneficial owners of such Securities and is duly authorized by them to do so.

         In connection with such exchange, the Holder hereby certifies that a period of at least two years has elapsed since such Securities were acquired from the Company or an affiliate of the Company, whichever is later, and that the beneficial owner(s) is(are) not, and during the preceding three months has(have) not been, an affiliate(s) of the Company. The Holder also acknowledges that any further transfer of the Securities must comply with all applicable securities laws of the United States and other jurisdictions.

         This request and the statements contained herein are made for your benefit and the benefit of the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchaser of such Securities being exchanged.

Date:                               Print Name:
      -------------------------                -----------------------------
                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                  EXHIBIT B-7

        CERTIFICATE FOR EXCHANGE OF GLOBAL SECURITIES IN RESTRICTED FORM
                   FOR GLOBAL SECURITIES IN UNRESTRICTED FORM




Chase Trust Company of California, N.A.
101 California Street, Suite 2725
San Francisco, California 94111

         Re: $1,800,000,000 LIQUID YIELD OPTION-TM- NOTES DUE 2017 (ZERO COUPON -- SUBORDINATED) OF HEWLETT-PACKARD COMPANY ("LYONS-TM-")

         Reference is hereby made to the Indenture, dated as of October 14, 1997, as amended (the "Indenture"), between Hewlett-Packard Company (the "Company") and Chase Trust Company of California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $______________ principal amount of Securities which are evidenced by one or more Restricted Global Securities (CUSIP No. _____________) and held with the Depositary in the name of _______________________________ (the "Holder"). The Holder hereby requests that the Securities be exchanged for global Securities under CUSIP No. 428236AC7 bearing no restrictive legends prohibiting their sale or other disposition absent registration under the Securities Act of 1933, as amended, or a valid exemption thereunder, for the Holder's own account, without transfer.

         In connection with this request, the Holder hereby certifies that either (i) it is the sole beneficial owner of such Securities or (ii) it is acting on behalf of all of the beneficial owners of such Securities and is duly authorized by them to do so.

         In connection with such exchange, the Holder hereby certifies that a period of at least two years has elapsed since such Securities were acquired from the Company or an affiliate of the Company, whichever is later, and that the beneficial owner(s) is(are) not, and during the preceding three months has(have) not been, an affiliate(s) of the Company. The Holder also acknowledges that any further transfer of the Securities must comply with all applicable securities laws of the United States and other jurisdictions.

         This request and the statements contained herein are made for your benefit and the benefit of the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchaser of such Securities being exchanged.

Date:                               Print Name:
      -------------------------                -----------------------------
                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                 EXHIBIT B-8

              CERTIFICATE OF REPRESENTATIONS IN CONNECTION WITH
          CONVERSION OF SECURITIES OR REQUEST FOR REMOVAL OF LEGENDS




Chase Trust Company of California, N.A.
101 California Street, Suite 2725
San Francisco, California 94111

         Re: $1,800,000,000 LIQUID YIELD OPTION-TM- NOTES DUE 2017 (ZERO COUPON -- SUBORDINATED) OF HEWLETT-PACKARD COMPANY ("LYONS-TM-")

         Reference is hereby made to the Indenture, dated as of October 14, 1997, as amended (the "Indenture"), between Hewlett-Packard Company (the "Company") and Chase Trust Company of California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to _____________________ shares of Common Stock being issued to or held in the name of _______________________________ (the "Holder") as a result of the conversion of Securities. The Holder hereby requests that the Common Stock be issued or exchanged for shares of Common Stock bearing no restrictive legends prohibiting their sale or other disposition absent registration under the Securities Act of 1933, as amended, or a valid exemption thereunder, for the Holder's own account, without transfer.

         In connection with this request, the Holder hereby certifies that either (i) it is the sole beneficial owner of such Common Stock or (ii) it is acting on behalf of all of the beneficial owners of such Common Stock and is duly authorized by them to do so.

         In connection with such exchange, the Holder hereby certifies that a period of at least two years has elapsed since the Securities were acquired from the Company or an affiliate of the Company, whichever is later, and that the beneficial owner(s) is(are) not, and during the preceding three months has(have) not been, an affiliate(s) of the Company. The Holder also acknowledges that any further transfer of the shares of Common Stock must comply with all applicable securities laws of the United States and other jurisdictions.

         This request and the statements contained herein are made for your benefit and the benefit of the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchaser of the Securities.

Date:                               Print Name:
      -------------------------                -----------------------------
                                            By:
                                               -----------------------------
                                               Name:
                                               Title: